Exhibit 99.1

Extra Space and Life Storage Stockholders Approve Merger

SALT LAKE CITY and BUFFALO, N.Y., July 18, 2023 — Extra Space Storage Inc. (NYSE: EXR) (“Extra Space” or “EXR”) and Life Storage, Inc. (NYSE: LSI) (“Life Storage” or “LSI”) today announced that Extra Space stockholders and Life Storage stockholders have voted, separately, to approve the proposed merger at their respective special meetings held virtually today, July 18, 2023.

According to the results of the Extra Space Special Meeting of Stockholders, more than 99.9 percent of votes cast at the meeting – approximately 90.3 percent of the outstanding shares of Extra Space common stock as of the record date – were voted in favor of the issuance of Extra Space common stock in connection with the merger. The final voting results of the Extra Space Special Meeting of Stockholders will be filed as part of a Form 8-K with the U.S. Securities and Exchange Commission.

According to the results of the Life Storage Special Meeting of Stockholders, more than 99.7 percent of votes cast at the meeting – approximately 83.4 percent of the outstanding shares of Life Storage common stock as of the record date – were voted in favor of approving the merger agreement and the transactions contemplated thereby, including the merger. The final voting results of the Life Storage Special Meeting of Stockholders will be filed as part of a Form 8-K with the U.S. Securities and Exchange Commission.

Upon consummation of the merger, Life Storage stockholders will receive 0.895 of a newly-issued share of Extra Space common stock for each share of Life Storage common stock they own immediately prior to the effective time of the merger. The transaction is expected to close on July 20, 2023 subject to the satisfaction or waiver of customary closing conditions.

About Extra Space

Extra Space Storage Inc., headquartered in Salt Lake City, is a fully integrated, self-administered and self-managed real estate investment trust, and a member of the S&P 500. As of March 31, 2023, Extra Space owned and/or operated 2,388 self-storage properties, which comprise approximately 1.7 million units and approximately 180.0 million square feet of rentable storage space offering customers conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. Extra Space is the second largest owner and/or operator of self-storage properties in the United States and is the largest self-storage management company in the United States.

About Life Storage

Life Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self-storage facilities. Located in Buffalo, New York, Life Storage operates more than 1,200 storage facilities in 37 states and the District of Columbia. Life Storage serves both residential and commercial storage customers with storage units rented by month. Life Storage consistently provides responsive service to more than 690,000 customers, making it a leader in the industry. For more information visit http://invest.lifestorage.com/.

Forward-Looking Statements

The statements in this communication that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which EXR and LSI operate as well as beliefs and assumptions of EXR and LSI. Such statements involve uncertainties that could significantly impact EXR’s or LSI’s financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” and “estimates,” including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that EXR or LSI expects or anticipates will occur in the future — including statements relating to any possible transaction between EXR and LSI, acquisition and development activity, disposition activity, general conditions in the geographic areas where EXR or LSI operate, timing and amount of dividend payments and EXR’s and LSI’s respective debt, capital structure and financial position — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although EXR and LSI believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, neither EXR nor LSI can give assurance that its expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) EXR’s and LSI’s ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including satisfaction of other closing conditions to consummate the proposed transaction; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; (iii) risks related to diverting the attention of EXR and LSI management from ongoing business operations; (iv) failure to realize the expected benefits of the proposed transaction; (v) significant transaction costs and/or unknown or inestimable liabilities; (vi) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; (vii) the risk that LSI’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (viii) risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the proposed transaction; (ix) the effect of the announcement of the proposed transaction on the ability of EXR and LSI to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (x) risks related to the market value of the EXR common stock to be issued in the proposed transaction; (xi) other risks related to the completion of the proposed transaction and actions related thereto; (xii) national, international, regional and local economic and political climates and conditions; (xiii) changes in global financial markets and interest rates; (xiv) increased or unanticipated competition for EXR’s or LSI’s properties; (xv) risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change; (xvi) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates; (xvii) availability of financing and capital, the levels of debt that EXR and LSI maintain and their credit ratings; (xviii) environmental uncertainties, including risks of natural disasters; (xix) risks related to the coronavirus pandemic; and (xx) those additional factors discussed under Part I, Item 1A. Risk Factors in EXR’s and LSI’s respective Annual Reports on Form 10-K for the year ended December 31, 2022. Neither EXR nor LSI undertakes any duty to update any forward-looking statements appearing in this communication except as may be required by law.

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Extra Space Storage Investor Contact	Life Storage, Inc. Investor Contact	Media Contact

Jeff Norman 801-365-1759 info@extraspace.com	Brent Maedl 716-328-9756 bmaedl@lifestorage.com	Andrew Siegel / Lucas Pers Joele Frank 212-355-4449